Exhibit 99.1

Hain Celestial Announces CFO Transition

Chris Bellairs, an Executive with Extensive Financial Experience in Food and Beverage, Joins as CFO

Provides Preliminary Second Quarter Fiscal Year 2022 Financial Update

Lake Success, NY, January 18, 2022 — The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today announced the appointment of Chris Bellairs to the role of Executive Vice President and Chief Financial Officer, effective February 4, 2022. Mr. Bellairs will succeed Hain Celestial’s current Executive Vice President and Chief Financial Officer, Javier Idrovo, who has announced his intention to resign for another opportunity. Mr. Idrovo will continue to serve as Chief Financial Officer until February 4, 2022, to assist with the transition of his responsibilities and to participate in the Company’s upcoming conference call to discuss its second quarter fiscal year 2022 financial results.

Mr. Bellairs brings with him deep, extensive and relevant industry experience and strong executive leadership in the areas of corporate finance, financial planning, commercial finance, strategy and operations. Prior to joining Hain Celestial, Mr. Bellairs served as the Chief Financial Officer of Stone Brewing, a California-based craft brewery with nationwide and international distribution. Prior to joining Stone Brewing, Mr. Bellairs held roles of increasing responsibility at Dean Foods Company, a food and beverage company, most recently as Executive Vice President and Chief Financial Officer. Earlier in his career, Mr. Bellairs held leadership positions in finance and operations at PepsiCo, Inc., The Procter & Gamble Company, Expedia, Inc., Iron Mountain Incorporated and The University of Notre Dame. Mr. Bellairs was also an intelligence officer in the U.S. Army for six years.

“On behalf of the Board of Directors and our management team, I would like to thank Javier for his contributions, which have been instrumental to our transformational journey. He has helped us build a strong foundation to support our future success as we move to the next phase in the Company’s journey,” said Mark Schiller, Hain Celestial’s President and Chief Executive Officer. “I am excited to welcome Chris to the team, and look forward to partnering with him, as his deep industry and leadership experience will add tremendous value as we execute our Hain 3.0 strategy to deliver exceptional growth and strong operating results over the long term.”

Financial Update

Hain Celestial also announced it is finalizing its second quarter fiscal year 2022 financial results and expects to report:

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Second quarter adjusted net sales down 1% to 3% compared to the same quarter in the prior year, resulting in adjusted net sales in the first half of fiscal year 2022 down 0.5% to 1.5%, compared to first half of the prior year. These results are at the high end of the Company’s previously issued guidance, of a low single-digit percentage decrease for the first half of fiscal year 2022.

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Second quarter adjusted EBITDA down 4% to 6% compared to the same quarter in the prior year, with adjusted EBITDA margins above the same quarter last year. Adjusted EBITDA in the first half of fiscal year 2022 is projected to be down 8.5% to 9.5% compared to the first half of the prior year. These results are slightly below the Company’s previously issued guidance of a mid single-digit percentage decrease for the first half of fiscal year 2022, driven by well-publicized industry-wide inflation, supply chain and labor challenges.

Adjusted net sales is defined as net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands.

Hain Celestial intends to release its full financial results for its second quarter fiscal year 2022 on Thursday, February 3, 2022, with a conference call to be conducted beginning at 8:30 AM Eastern Time featuring remarks by Hain Celestial’s management team. The call will be webcast and can be accessed on Hain Celestial’s website at www.hain.com under Investor Relations and subsequently through Press & Events.

Contacts:

Investor Relations:

Chris Mandeville and Anna Kate Heller ICR

hain@icrinc.com

Media:

Robin Shallow

robin@robincomm.com

About The Hain Celestial Group, Inc.

The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co. ®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

Hain Celestial has not yet completed its financial close processes for the second quarter of fiscal 2022; accordingly, GAAP financial results for the quarter have not yet been finalized. The Company intends to provide its full financial results for the second quarter on February 3, 2022. Until that time, the preliminary results described in this press release are estimates only and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes. Because the financial information contained in this press release is preliminary, it is deemed to be forward-looking. Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to determine with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP when available.